FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2016 Results

BOSTON – February 23, 2017 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces fourth quarter and full year 2016 financial and operating results. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to GAAP measures, are available on its Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/default.aspx or by clicking HERE.

Financial Performance Highlights

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Total reported Revenues for the fourth quarter were $934 million, compared with $752 million in 2015. Full year total reported Revenues were $3.51 billion, compared with $3.01 billion in 2015. On a constant dollar (C$) basis, total Revenue growth was 25.7% for the quarter and 19.0% for the full year, primarily driven by the Recall acquisition, which closed on May 2, 2016.

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Income from Continuing Operations for the fourth quarter was $49.8 million, compared with $5.9 million in 2015. For the full year 2016, Income from Continuing Operations was $103.9 million, compared with $125.2 million in 2015. Income from Continuing Operations included $29 million of Recall Costs in the fourth quarter of 2016 and $132 million in full year 2016, compared with $27 million of Recall Costs in the fourth quarter of 2015 and $47 million in full year 2015.

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Adjusted EBITDA for the fourth quarter was $297 million, compared with $238 million in 2015. Full year Adjusted EBITDA was $1,087 million, compared with $920 million in 2015. On a C$ basis, Adjusted EBITDA increased by 25.8% for the quarter and 19.7% for the full year.

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Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was $0.19 per share compared with $0.03 per share for the fourth quarter of 2015. Reported EPS - Fully Diluted from Continuing Operations for the full year was $0.41 per share compared with $0.59 per share in 2015.

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Adjusted EPS for the fourth quarter was $0.26 per diluted share, compared with $0.33 per diluted share in 2015. Adjusted EPS for the fourth quarter reflects a structural tax rate of 18.5%, compared with a structural tax rate of 16.8% in 2015. In addition, Adjusted EPS was impacted by increased depreciation and amortization expenses resulting from the Recall acquisition. Full year Adjusted EPS was $1.07 per diluted share, compared with $1.21 per diluted share in 2015.

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Net Income for the fourth quarter was $50 million compared with $6 million in 2015. For full year 2016, Net Income was $107 million compared with $125 million in full year 2016. Net Income was impacted by the same items included in Income from Continuing Operations.

•	FFO (Normalized) per share was $0.50 for the fourth quarter compared with $0.57 in 2015. On a full year basis, FFO (Normalized) per share was $1.92 compared with $2.10 in 2015.

•	AFFO was $164 million for the fourth quarter compared with $126 million in 2015. AFFO was $648 million compared with $530 million in 2015.

Guidance
The company updated its 2017 guidance to reflect 2017 constant dollar budget rates. The Company expects, on constant dollar basis, Revenue growth of 8% to 10%, Adjusted EBITDA growth of 16% to 19% and AFFO growth of 8% to 15% for full year 2017. Guidance details are available on Page 7 of supplemental financial information.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and be subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives plans and current expectations, such as 2017 guidance, 2020 outlook, expected shareholder returns and cash available for distribution, the expected total cost to integrate Recall Holdings Limited (“Recall”) with our company and expected synergies from the acquisition, strategic goals, and expected cost savings associated with the Transformation Initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as "believes," "expects," "anticipates," "estimates" or similar expressions, it is making forward-looking statements. Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations. Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations. In addition, important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers' information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. In addition, the benefits of the Recall transaction, including potential cost synergies, accretion and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of its present expectations, which may or may not occur. Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is the global leader for storage and information management services. Trusted by more than 230,000 organizations around the world, Iron Mountain boasts a real estate network of more than 85 million square feet across more than 1,400 facilities in 46 countries dedicated to protecting and preserving what matters most for its customers. Iron Mountain’s solutions portfolio includes records management, data management, document management, data centers, art storage and logistics, and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including critical business documents, electronic information, medical data and cultural and historical artifacts. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Melissa Marsden                    Faten Freiha
Senior Vice President, Investor Relations        Director, Investor Relations
melissa.marsden@ironmountain.com            faten.freiha@ironmountain.com
(617) 535-8595                    (617) 535-8404

Media Contacts:
Christian T. Potts                    Kaitlyn Rawlett
Senior Manager, Corporate Communications        Weber Shandwick
Christian.Potts@ironmountain.com            KRawlett@webershandwick.com
(617) 535-8721                    (212) 445-8082